SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 10, 2005

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway

Suite B-200

Austin, Texas 78746

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 10, 2005, HealthTronics, Inc. (the “Company”) entered into a letter agreement to waive certain provisions of that certain Fifth Amended and Restated Loan Agreement, dated as of July 26, 2002, among the Company (as successor in interest by merger (the “Merger”) with Prime Medical Services, Inc.), the lenders signatory thereto, and Bank of America, N.A., as Administrative Agent for those lenders (as amended, the “Credit Agreement”). Pursuant to the terms of the letter agreement, among other things, the lenders waived certain document delivery requirements arising as a result of the Merger. The letter agreement is filed as Exhibit 99.1 hereto, which exhibit is incorporated herein by reference.

Item 9.01 Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Waiver of Certain Provisions of the Fifth Amended and Restated Loan Agreement, dated February 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Dated: February 10, 2005	By:	/s/ John Q. Barnidge
	Name:	John Q. Barnidge
	Title:	Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Waiver of Certain Provisions of the Fifth Amended and Restated Loan Agreement, dated February 10, 2005.